SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): December 30, 2004
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                              Alliance Towers, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          Florida                     000-29689                  65-0986953
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)

 5401 S. Dale Mabry, Tampa, Florida                                 33611
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(Address of principal executive offices)                         (Zip code)

                                 (813) 805-9575
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               Registrant's telephone number, including area code


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On December 30, 2004, Alliance Towers, Inc., a Florida corporation (the "Company") issued a Promissory Note (the "Note") to Enterprises General Contractors, Inc. ("EMEGC") in the principal amount of $1,696,886.47. Under the terms of the Note, the Company is obligated to pay the principal and accrued interest immediately upon written demand from EMEGC, but no sooner than April 1, 2005. Interest accrues on the outstanding principal balance of the Note at a daily rate, the denomination of which is three hundred sixty (360), and the numerator of which is the Prime Rate plus three (3%). Accrued interest on the outstanding principal balance of the Note is due and payable on the quarterly anniversary of the execution of the Note and on each subsequent quarterly anniversary thereafter. The Note is secured by all of the Company's assets pursuant to a Security Agreement, dated December 30, 2004.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS


EXHIBITS

99.1     Promissory Note, dated December 30, 2004            Provided herewith
99.2     Security Agreement, dated December 30, 2004         Provided herewith

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ALLIANCE TOWERS, INC.

Date:    March 14, 2005                         By:  /s/ Robert Sandburg
                                                     ---------------------------
                                                Name:    Robert Sandburg
                                                Its:     Chief Executive Officer

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